LETTER OF TRANSMITTAL

FS MVP Private Markets Fund

EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Shares in

FS MVP Private Markets Fund

Tendered Pursuant to the Offer to Purchase
Dated May 3, 2024

THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY SS&C GIDS, Inc.

BY JUNE 5, 2024.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT 4:00 P.M., EASTERN TIME, ON JUNE 5, 2024,

UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return To:

SS&C GIDS, Inc.

PO Box 219045, Kansas City, Missouri, 64121-9045

Attention: Tender Offer Administrator

Phone: (844) 663-0164

Fax: (833) 949-2830

Letter of Transmittal Page 1 of 6

FS MVP PRIVATE MARKETS FUND

Ladies and Gentlemen:

The undersigned hereby tenders to FS MVP Private Markets Fund, a closed-end, non-diversified management investment company organized as a statutory trust under the laws of the State of Delaware (the “Fund”), some or all of the shares of beneficial interest in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated May 3, 2024 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Shares tendered hereby.

The initial payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal. Any Final Payment of cash due will also be made by wire transfer of the funds to the undersigned’s account as provided herein.

The undersigned recognizes that the amount of the initial payment of the purchase amount for Shares will be based on the unaudited value of the Fund as of June 30, 2024, subject to an extension of the Offer as described in Section 8 of the Offer and less any early repurchase fee relating to such Shares. The Final Payment will be payable in full no later than 5 business days following the completion of the Fund’s next annual audit. It is anticipated that the annual audit of the Fund’s financial statements will be completed no later than 60 days after the fiscal year-end of the Fund.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE FAX OR MAIL TO:

FS MVP PRIVATE MARKETS FUND, c/o

SS&C GIDS, INC.

PO BOX 219045, KANSAS CITY, MISSOURI, 64121-9045

Attention: Tender Offer Administrator.

FOR ADDITIONAL INFORMATION:

PHONE: (844) 663-0164 OR

FAX: (833) 949-2830

Letter of Transmittal Page 2 of 6

LETTER OF TRANSMITTAL

FS MVP PRIVATE MARKETS FUND

REPURCHASE REQUEST FORM

Valuation Date: June 30, 2024

Tender Expiration Date: 4:00 p.m. ET, June 5, 2024

All sections must be fully completed in order to process your request.

For delivery by regular mail:	For delivery by registered, certified or express mail
FS MVP Private Markets Fund	by overnight courier or by personal delivery:
C/O SS&C GIDS, Inc.	FS MVP Private Markets Fund
PO Box 219045	C/O SS&C GIDS, Inc.
Kansas City, MO 64121-9045	430 W. 7th Street, Suite 219045 Kansas City, MO 64121-9045

A. SHAREHOLDER(S) INFORMATION

Beneficial Owner(s) Information

Name		Name
Address		Address
	(street)		(street)

	(city/state)		(city/state)

	(zip)		(zip)

Social Security or Tax ID No.	Social Security or Tax ID No.

Telephone No.	Telephone No.

FS MVP Account No. (if known)

Registered Holder Information (if different than above; print name exactly as it appears on the subscription agreement or application or as indicated on the share ledger maintained by the Fund’s transfer agent)*

*	For positions registered in the name of a custodian, the signature of the custodian is required. Please ensure the custodian signs this Repurchase Request Form in the “Registered Holder Signature” block in Section E.

Name of Registered Holder
(e.g., custodian if shares are registered in the name of a custodian)

Address
	(street)	(city/state)	(zip)

Telephone No.

Letter of Transmittal Page 3 of 6

LETTER OF TRANSMITTAL
REPURCHASE REQUEST FORM

B. SHARES BEING TENDERED

Shares to be tendered:

[ ] Class A Shares	[ ] Class I Shares	[ ] Class D Shares

(if tendering more than one Share, please submit a separate form for each Share class)

[ ]	All Shares owned

[ ]	Partial repurchase $ or Shares (Shares sold to net purchased amount)

Please note, if the redemption being requested is due to death of shareholder, please call (877) 628-8575 regarding any additional documents that may be required.

This FS MVP Private Markets Fund Repurchase Form is valid only in conjunction with the Repurchase Offer Notice and Repurchase Offer Terms.

C. REMITTANCE INFORMATION (select one option, if applicable)

If no option is selected, all proceeds from repurchases processed for non-custodial accounts will be remitted to the address of record for the owner(s). All proceeds from repurchases processed for custodial accounts will be remitted to the custodian of record.

HOLDBACK PAYMENTS: Holdback Payments will be delivered after the Fund’s audit is complete at the end of the Fiscal Year to the same wire instruction the tender proceeds are delivered to. If alternate payment instructions are needed for holdback, please contact the Fund at (877) 628-8575 for instructions.

[ ]	Remit payment in the name of the owner(s) to the address of the owner(s) or custodian of record, as applicable, on record with the Fund.

[ ]	Remit payment in the name of the owner(s) directly to the bank account of the owner(s) or custodian of record, as applicable, on record with the Fund. If no such bank account information is on record with the Fund, payment will be remitted in the name of the owner(s) to the address of the owner(s) or custodian of record, as applicable, on record with the Fund.

[ ]	Remit payment to, and in the name of, the following third party (signature guarantee required in Section E)

Name

Address
	(street)	(city/state)	(zip)

[ ]	Remit payment in the name of the following account holder and to the following bank account via ACH (signature guarantee required in Section E):

Bank Name

Bank Routing No.

Bank Account No.

Bank Account Holder Name

Bank Account Holder Social Security or Tax ID Number

D. COST BASIS INFORMATION (information required for tax reporting purposes)

The Fund has elected the first in, first out (FIFO) method as the default for calculating cost basis for Shares as defined in the Fund’s offering documents. If you wish to change your cost basis method, please log in to your account at www.fsinvestments.com and select “Cost Basis Options”. Alternatively, please contact the Investor Services Team at (877) 628-8575.

This FS MVP Private Markets Fund Repurchase Form is valid only in conjunction with the Repurchase Offer Notice and Repurchase Offer Terms.

Letter of Transmittal Page 4 of 6

LETTER OF TRANSMITTAL

REPURCHASE REQUEST FORM

E. SIGNATURE (all registered holders must sign)

The Signatory authorizes and instructs the Fund to make a cash payment (payable by check or by direct deposit into a bank account) of the Purchase Price for Shares accepted for purchase by the Fund, without interest thereon and less any applicable withholding taxes, to which the Signatory is entitled in accordance with the instructions in Section C “Remittance Information” above. By executing this Repurchase Request Form, the undersigned hereby delivers to the Fund in connection with the Offer to Purchase the number of Shares indicated in Section B “Number of Shares Being Tendered” above.

Note: To prevent backup withholding please ensure that a completed and signed application form or a Form W-9 (or Form W-8 for Non-U.S. shareholders) has been previously submitted.

Proceeds from Tax Deferred and Tax Exempt Registration Types are required to be returned to the custodian on record.

If Shares are registered in the name of a custodian, the custodian of the Shares must execute this Repurchase Request Form, and the beneficial owner of the Shares hereby authorizes and directs the custodian of the Shares to execute this Repurchase Request Form.

Beneficial Owner Signature:	Beneficial Owner Signature:

Print Name of Beneficial Owner / Authorized Signer	Print Name of Beneficial Owner / Authorized Signer

Title of Signatory if Acting in a Representative Capacity	Title of Signatory if Acting in a Representative Capacity

Signature – Beneficial Owner / Authorized Signer	Signature – Beneficial Owner / Authorized Signer

Date	Date

Custodian Authorization

(Required for custodial accounts)

Signature Guarantee:*

The undersigned hereby guarantees the signature of the registered holder, or, if no registered holder is provided, the beneficial owner which appears above on this Repurchase Request Form.

Institution Issuing Guarantee:

Name

Address
(street)

(city/state) (zip)

Authorized Signature:

Name

Title	Date

Letter of Transmittal Page 5 of 6

LETTER OF TRANSMITTAL

REPURCHASE REQUEST FORM

*	If required by Section C “Remittance Information,” signatures on this Repurchase Request Form must be guaranteed in accordance with Rule 17Ad-15 (promulgated under the Securities Exchange Act of 1934, as amended) by an eligible guarantor institution which is a participant in a stock transfer association recognized program, such as a firm that is a member of a registered national securities exchange, a member of The Financial Industry Regulatory Authority, Inc., by a commercial bank or trust Fund having an office or correspondent in the United States or by an international bank, securities dealer, securities broker or other financial institution licensed to do business in its home country.

This FS MVP Private Markets Fund Repurchase Form is valid only in conjunction with the Repurchase Offer Notice and Repurchase Offer Terms.

Letter of Transmittal Page 6 of 6